Exhibit 10.6

EXECUTION COPY

EXPENSE REIMBURSEMENT AGREEMENT

This EXPENSE REIMBURSEMENT AGREEMENT (this “Agreement”), dated as of June 1, 2010, is made by and between Dave & Buster’s Inc., a Missouri corporation (together with its subsidiaries, the “Company”), and Oak Hill Capital Management, LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Company desires to obtain from the Advisor, and the Advisor desires to provide to the Company, certain financial management, strategic and business advisory services as provided herein;

WHEREAS, the Advisor has staff specially skilled in providing such financial management, strategic and business advisory services;

WHEREAS, the Company and its subsidiaries will require such skills and services from the Advisor in connection with their business operations and strategic plan; and

WHEREAS, the Company wants to encourage the Advisor (and its clients) to invest in the Company and recognizes that there are certain administrative and oversight costs in connection with doing so.

NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

1.	Retention of Services.

1.1 Services. Subject to the terms and conditions hereof, the Company hereby retains the Advisor, and the Advisor hereby agrees to be retained by the Company, to provide to the Company on an ongoing basis the following services (the “Services”):

(a) general advice and counsel in connection with, and in furtherance of, the development of the Company’s long-term strategic plans and the development and expansion of the Company’s business activities;

(b) general advice and counsel in connection with the financial management, administrative and operating activities of the Company and other general business matters; and

(c) general advice and counsel in connection with strategic transactions, including strategic alliances, joint ventures, licensing, acquisitions and mergers.

2.	Fees and Expenses.

2.1 Expenses. The Company shall pay to the Advisor all reasonable out of pocket expenses incurred by the Advisor (and its clients) in connection with the Services rendered hereunder and administration and oversight of the investment (the “Expenses”), including, among other things: travel expenses, fees and disbursements of outside counsel, accountants, and other advisors; Oak Hill internal legal and accounting fees and disbursements, including allocable legal and accounting compensation, overhead and support staff (hourly estimates to be provided if requested); other general out-of-pocket expenses; and, the cost of maintaining holding companies organized to facilitate the investment.

2.2 Third Party Expenses. Notwithstanding Section 2.1, in addition to the reimbursement of Expenses, the Company shall pay to the Advisor, within 30 calendar days of delivery of any invoice by the Advisor, all out-of-pocket, third party expenses incurred by the Advisor, on a dollar-for-dollar basis, in connection with (i) the procurement of insurance and any insurance premiums to the extent incurred on behalf of the Company and/or its subsidiaries or their respective directors, officers and employees and (ii) goods and services purchased by the Advisor for the use by or benefit of the Company and/or its subsidiaries. All such third party expenses will be reimbursed up to the extent of actual payments made to third parties or the proportionate share attributable to the Company on behalf of the Company.

2.3 Inability To Make Payments. To the extent any payment or portion thereof required to be made hereunder is prohibited by the terms of any credit agreement or other indebtedness of the Company, the Company shall pay as much of such amount as permitted thereunder and shall pay any unpaid amount, together with interest thereon at the rate of 8 % per annum from the required payment date, as soon as permitted thereunder or until such prohibition is no longer in effect.

3.	Term.

3.1 Termination. This Agreement shall terminate on the earlier of (i) June 1, 2010; provided, however, that this Agreement shall automatically renew for successive one year periods thereafter unless either party delivers written notice of its intention not to renew at least 30 days prior to June 1, 2015 or the expiration of any such successive one-year period, and (ii) the consummation of an initial public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (other than (i) a registration statement filed under Regulation A or on form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form).

3.2 Survival of Certain Obligations. Notwithstanding any other provision hereof, the obligations of the Company to pay amounts due with respect to periods prior to the termination hereof pursuant to Section 2 hereof and the provisions of Sections 4, 5, 6 and 7 hereof shall survive any termination of this Agreement.

4.	Decisions/Authority of Advisor.

4.1 Limitation on the Advisor’s Liability. The Company reserves the right to make all decisions with regard to any matter upon which the Advisor has rendered its advice and consultation hereunder, and there shall be no liability of the Advisor for any such advice accepted by the Company pursuant to the provisions of this Agreement.

4.2 Independent Contractor. The Advisor shall act solely as an independent contractor and shall have complete charge of its personnel engaged in the performance of the Services. As an independent contractor, the Advisor shall have authority only to act as an advisor to the Company and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company. Nothing contained in this Agreement shall constitute the Advisor or any of its partners or members or any of its affiliates, a partner of or joint venturer with the Company.

5.	Indemnification and Liability.

5.1 Indemnification. The Company hereby indemnifies and agrees to exonerate and hold the Advisor and each of its former, current or future, direct or indirect directors, officers, employees, agents, advisors or affiliates, each former, current or future, direct or indirect holder (whether such holder is a limited or general partner, member, stockholder or otherwise) of any equity interests or securities of the Advisor and each former, current or future assignee of the Advisor and each former, current or future director, officer, employee, agent, advisor, general or limited partner, manager, member, stockholder, affiliate, controlling person, representative or assignee of any of the foregoing (each such person or entity, a “Related Person”) (collectively, the “Indemnified Parties”), each of whom is an intended third party beneficiary of this Agreement, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, damages and costs and expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), resulting from, or arising out of the provision of services by the Advisor to the Company, or any of its affiliates from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnified Party to or on behalf of the Company, or any of its accountants or other representatives, agents or affiliates) contemplated by this Agreement except for any such Indemnified Liabilities arising from such Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 5.1 and Section 6.1, “gross negligence or willful misconduct” will be deemed to have occurred only if so found in a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any of the foregoing limitations is so determined to apply to any Indemnified Party as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnified Party to the Company. The rights of any Indemnified Party to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. If the Indemnified Parties related to the Advisor are similarly situated with respect to their interests in connection with a matter that may be an Indemnified Liability and such Indemnified Liability is not based on a Third-Party Claim, the Indemnified Parties may enforce their rights pursuant to this Section 5.1 with respect to such matter only with the consent of the Advisor. In this Agreement, “Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, or other entity of any kind. A “Third-Party Claim” means any (i) claim brought by a Person other than the Company, the Advisor or any Indemnified Party related to the Advisor and (ii) any derivative claim brought in the name of the Company that is initiated by a Person other than the Advisor or any Indemnified Party related to the Advisor.

The Company further agrees that with respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, the Advisor or any of its affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. Notwithstanding the fact that either the Advisor and/or any of its affiliates, other than the Company (such persons, together with its and their heirs, successors and assigns, the “Sponsor Parties”), may have concurrent liability to an Indemnified Party with respect to the Indemnity Obligations, the Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against any of the Sponsor Parties for contribution or have rights of subrogation against any Sponsor Parties through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that any Sponsor Parties pay or advance an Indemnified Party any amount with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse the such Sponsor Parties for such payment or advance upon request. The Company and the Indemnified Parties agree that the Sponsor Parties are express third party beneficiaries of the terms hereof.

5.2 Limited Liability. The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, holders of its equity or debt securities or any of the Company’s creditors, whether related to or arising out of the engagement of the Advisor pursuant to, or the performance by the Advisor of the Services contemplated by, this Agreement, or otherwise.

6.	Disclaimer and Limitation of Liability; Opportunities.

6.1 Disclaimer; Standard of Care. The Advisor does not make any representations or warranties, express or implied, in respect of the Services to be provided by the Advisor hereunder. Each of the Advisor and the Company agree that the provision of the Services contemplated by this Agreement shall not require the Advisor to devote any specified amount of time or efforts to the business of the Company. In no event will either the Advisor or any of the Indemnified Parties be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of the Advisor.

6.2 Freedom to Pursue Opportunities. In recognition that the Advisor and its Indemnified Parties currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which the Advisor or its Indemnified Parties may serve as an advisor, a director or in some other capacity, and in recognition that the Advisor and its Indemnified Parties have myriad duties to various investors and partners, and in anticipation that the Company, on the one hand and the Advisor (or one or more affiliates, associated investment funds or portfolio companies, or clients of the Advisor), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties that may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 6.2 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Advisor. Except as the Advisor may otherwise agree in writing after the date hereof:

(a) The Advisor and its Indemnified Parties will have the right: (i) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries) or invest, own or deal in securities of any other person so engaged in any business, (ii) to directly or indirectly do business with any client or customer of the Company and its subsidiaries, (iii) to take any other action that the Advisor believes in good faith is necessary or appropriate to fulfill its obligations as described in the first sentence of this Section 6.2, and (iv) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(b) The Advisor and its Indemnified Parties will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any actions specified in Section 6.2(a), and the Company, on its own behalf and on behalf of its affiliates, hereby renounces and waives any right to require the Advisor or any of its Indemnified Parties to act in a manner inconsistent with the provisions of this Section 6.2.

(c) The Advisor and its Indemnified Parties will not be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 6.2 or of any such person’s participation therein.

6.3 Limitation of Liability. In no event will the Advisor or any of its Indemnified Parties be liable to the Company or any of its affiliates (i) other than severally and (ii) for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the Services to be provided by the Advisor.

7.	Miscellaneous.

7.1 Assignment. None of the parties hereto shall assign this Agreement or the rights and obligations hereunder, in whole or in part, without the prior written consent of the other party; provided, however, that, without obtaining such consent, the Advisor may assign this Agreement or its rights and obligations hereunder to any of its affiliates. Subject to the foregoing, this Agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

7.2 Governing Law; Jurisdiction.

(a) Choice of Law. This Agreement and all matters arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

(b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of New York, City of New York, County of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, City of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 7.3 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 7.3 does not constitute good and sufficient service of process. The provisions of this Section 7.2 (b) will not restrict the ability of any party to enforce in any court any judgment obtained in a court included in clause (i) above.

(c) Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of, based upon or relating to this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 7.2 (c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

7.3 Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or electronic transmission (e.g. “pdf” or “tif”) (iii) sent by certified or registered mail or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Company, to:

Dave & Buster’s, Inc.

2481 Manana Drive

Dallas, Texas 75220

Attention: Jay L. Tobin

Fax: (214) 357-1536

If to Oak Hill Capital Management, LLC to:

Oak Hill Capital Management, LLC

201 Main Street

Fort Worth, Texas 76102

Attention: Corporate Counsel

Fax: (817) 339-7350

with a copy to:

Oak Hill Capital Management, LLC

65 East 55th Street, 32nd Floor

New York, NY 10022

Attention: John R. Monsky, Esq.

Fax: (212) 527-8450

7.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any such which may be hereafter declared invalid, illegal, void or unenforceable.

7.5 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all written or verbal representations, warranties, commitments and other understandings with respect to the subject matter of this Agreement prior to the date of this Agreement.

7.6 Amendment and Waiver. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto.

7.7 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.8 Interpretation. The headings contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation hereof. As used herein the word “including” shall be deemed to mean “including without limitation”. This Agreement reflects the mutual intent of the parties and no rule of construction against the drafting party shall apply.

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IN WITNESS WHEREOF, the parties have executed this Expense Reimbursement Agreement on the date first appearing above.

DAVE & BUSTER’S, INC.

By
Name:
Title:

OAK HILL CAPITAL MANAGEMENT, LLC

By
Name:
Title:

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